NEW IBERIA, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2010, the first quarter of fiscal 2011.

Earnings for the quarter ended December 31, 2010 amounted to $1.8 million or $0.87 per diluted share, compared to $1.7 million or $0.82 per diluted share for the same quarter in fiscal 2010, an increase of $0.05 per diluted share, or 6.1%.

“We had solid earnings this quarter on top of record EPS for FY 2010 and FY 2009,” said Little.  We are very pleased that both net interest income and non-interest income have remained steady over the past year.  Even better, net charge-offs for the second quarter amounted to only 0.08% or 0.32% annualized.”

“Two years ago we declined TARP in part because we expected a very challenging regulatory and economic environment in the coming years,” said Little.  “We did not want to be in a position to be over-capitalized and thus desperate to grow and expand in the midst of higher unemployment and a slower economy.   We think we made the right decision.”

The Company reported the following key achievements:

•	All capital measures continue to move up, on the strength of solid earnings.
•	Tangible equity increased to 9.71% at December 31, 2010.
•	The Bank’s total risk-based capital was a strong 13.79% at December 31, 2010.
•	The ratio of allowance for loan losses to loans increased to a strong 1.68%.
•	Net Charge Offs for the quarter amounted to 0.08% of average loans.
•	Quarterly operating revenue remained stable at $11.5 million, as compared to previous four quarters in fiscal 2010.
•
SmartGrowth Deposits increased 2.7% for the linked quarter and 8.5% compared to a year ago SmartGrowth Deposits amounted to 70.5% of total deposits, compared to 69.1% at September 30, 2010 and 65.8% a year ago.

•	Checking Account Balances increased 7.5% compared to the linked quarter and 9.2% compared to December 31, 2009.

•	The Average yield on all deposits is 1.01% compared to 1.10% for the linked quarter and 1.34% a year ago.

Capital

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Stockholders’ Equity Ratio of Equity to Assets	$76,497 10.15%	$75,513 9.92%	$74,549 9.74%	$73,551 9.63%	$72,322 9.55%
Tangible Equity Ratio (2)	9.71%	9.48%	9.30%	9.20%	9.07%
Risk-Based Capital Ratio	13.79%	13.52%	13.30%	12.91%	12.07%
Book Value per Common Share	$36.81	$36.19	$35.45	$35.02	$34.49
Tangible Book Value Per Common Share	$35.04	$34.43	$33.70	$33.27	$32.74

“One important result of our strong performance over the past two years has been the steady growth in capital,” said Little.”

The Company’s equity is now over 10% total assets, the tangible equity ratio is nearly 10% and the risk-based capital ratio is 13.79%.  “Each of the figures represents steady growth in bank capital,” said Little.

“Tangible book value per share has increased 7.0%, or $2.30 per share over the past twelve months.  We have increased capital and shareholder value the old fashioned way, through earnings.  This is quite a contrast compared to those who have taken TARP or pursued other capital raises that have diluted shareholder value,” said Little

Asset Quality

Non-performing assets totaled $17.1 million, or 2.27% of total assets, at December 31, 2010, compared to $15.7 million, or 2.06% of total assets at September 30, 2010, primarily due to one commercial non real estate relationship.. Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

The following table sets forth asset quality ratios for each of the past five quarters:

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Net Charge-offs/Average Loans	0.08%	0.08%	0.05%	0.07%	0.04%
ALLL/NPLs	66.36%	63.92%	59.29%	52.18%	72.12%
ALLL/NPAs	58.11%	59.02%	53.62%	47.76%	64.83%
ALLL/Loans	1.68%	1.55%	1.48%	1.37%	1.29%
Non-Accrual Loans/Loans (Net of specific reserves)	1.91%	2.08%	1.96%	2.05%	1.59%
NPAs/Assets (Net of specific reserves)	1.96%	1.88%	1.87%	2.00%	1.58%

Net charge-offs for the quarter were $0.5 million, or 0.08% of average loans, compared to $0.3 million or 0.04% of average loans for the same period a year ago.

The allowance for loan losses was 1.68% of total loans, or $9.9 million, at December 31, 2010 compared to 1.29% of total loans, or $7.7 million at December 31, 2009 and 1.55% of total loans, or $9.3 million at September 30, 2010.

The following table sets forth the allowance for loan loss calculations for each of the past 5 quarters.

(in 000's)	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Beginning ALLL	$9,256	$8,830	$8,253	$7,744	$6,806
Provision for Loan Losses	1,150	900	900	900	1,196
Net Charge-offs	453	474	323	391	258
Ending ALLL	9,953	$9,256	$8,830	$8,253	$7,744

During the quarter the Company recorded a loan loss provision of $1.15 million primarily due to increased reserves on impaired loans and also increased general reserves due to general economic stress and the related heightened levels of delinquencies and foreclosures.  “While prudent banking practices have indicated increasing allowances, our NPAs remain well below peer levels,” said Little.

Net Interest Income

	Dec ‘10	Sep ‘10	Jun ‘10	Mar ‘10	Dec '09
Interest Income	$10,003	$10,163	$10,299	$10,374	$10,500
Interest Expense	2,542	2,728	2,969	2,940	3,067
Net Interest Income	$7,461	$7,435	$7,330	$7,434	$7,433

Net interest income for the three months ended December 31, 2010 amounted to $7.5 million compared to $7.4 million for the quarter ended December 31, 2009, an increase of 0.4%, or $28,000 primarily due to a decrease in rates on interest paying liabilities offset somewhat by a decrease in rates on interest earning assets.

Net Interest Margin and Spread

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Yield on Earning Assets	5.75%	5.84%	5.87%	5.99%	6.01%
Cost of Interest Bearing Liabilities	1.69%	1.79%	1.93%	1.91%	1.99%
Spread	4.06%	4.05%	3.94%	4.08%	4.02%
Net Interest Margin	4.29%	4.27%	4.18%	4.29%	4.26%

Net interest margin amounted to 4.29% for the three-month period ended December 31, 2010; compared to 4.26% for the three-months ended December 31, 2009.  The increase was primarily due to lower deposit rates and balances offset somewhat by lower rates and balances on loans.

Spread amounted to 4.06% for the three month period ended December 31, 2010, compared to 4.02% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 26 basis points from 6.01% to 5.75%, while average cost of funds decreased 30 basis points from 1.99% to 1.69%.

“Our increase in net interest income this quarter compared to fiscal 2010 is the result of our principled approach to lending and deposit gathering,” said Little.  “The result has been two years of record earnings.”

Operating Revenue
Operating Revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.5 million, consistent with the four preceding quarters.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Net Interest Income	$7.5	$7.4	$7.3	$7.4	$7.4
Non Interest Income	4.0	4.0	4.2	4.0	4.0
Operating Revenue	$11.5	$11.4	$11.5	$11.4	$11.4

Non Interest Income

Non-interest income remained stable at $4.0 million for the quarter compared to $4.0 million in the linked quarter and $4.0 million a year ago.  This amounted to 2.09% of average assets for the quarter, compared to 2.08% for the linked quarter and 2.11% a year ago.  Deposit fees comprised 89.5% of non-interest income for the quarter, compared to 90.7% for the linked quarter and 91.9% a year ago

Non-interest income amounted to 34.7% of operating income for the quarter ended December 31, 2010, compared to 35.1% for the three months ended December 31, 2009 and to 34.8% for the linked quarter.

Non Interest Expense

For the quarter, non-interest expense was $7.6 million or 3.99% of average assets, compared to the linked quarter of $7.7 million or 4.06% of average assets, a decrease of 1.9%, primarily due to lower occupancy/equipment expenses and lower real estate owned expenses offset somewhat by increased marketing and professional services expenses.  Compared to the same quarter in fiscal 2009, non-interest expense remained relatively the same.

Net Income

“The bottom line is that our net income has been consistent and substantial for the past five quarters,” said Little.  Since 2003, the Company has increased dividends for eight consecutive years and on December 31, 2010 paid a $0.355 per share quarterly dividend, its sixty-second consecutive.  Based on the closing price of the Company’s common stock on December 31, 2010 of $34.83, the annualized dividend yield was 4.08%.

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
Net Income	$1,824	$1,847	$1,821	$1,700	$1,733
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.88	$0.89	$0.87	$0.81	$0.83
Diluted Earnings Per Common Share	$0.87	$0.88	$0.87	$0.80	$0.82
Annualized Return on Avg. Assets	0.96%	0.97%	0.95%	0.89%	0.91%
Annualized Return on Avg. Equity	9.36%	9.61%	9.60%	9.14%	9.37%
Annualized Return on Avg. Tangible Equity	9.84%	10.12%	10.12%	9.64%	9.90%

“A key advantage of our approach over the past several years is our dividends for shareholders,” said Little.  “Our FY2010 dividend was $1.42, an increase over FY2009.  TARP banks are generally not allowed to increase their dividends.  Our dividend yield has been solid with a sustainable payout ratio of 40.2%,” said Little.

Loans

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
SmartGrowth Loans
Consumer	$111,139	$111,571	$110,855	$110,438	$109,899
Commercial	208,797	212,933	212,762	212,485	213,505
Home Equity	52,182	53,405	55,860	57,443	57,373
SmartMortgages	89,389	86,959	86,624	86,677	86,462
Total SmartGrowth Loans	461,507	464,868	466,101	467,043	467,239
Mortgage Loans (owner occupied conforming)	132,224	131,023	131,590	133,478	135,048
Total Loans	$593,731	$595,891	$597,691	$600,521	$602,287

Gross loans receivable decreased to $593.7 million at December 31, 2010, from $595.8 million at September 30, 2010, a linked quarter decrease of $2.2 million, or 0.4%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $461.5 million, or 77.7% of total loans at December 31, 2010, compared to $464.9 million, or 78.0% at September 30, 2010, a three month decrease of $3.4 million, or 0.7%.

Commercial loan balances at December 31, 2010 amounted to $208.8 million, compared to $212.9 million at September 30, 2010, a three month decrease of $4.1 million or 1.9%.  Consumer loan balances at December 31, 2010 amounted to $111.1 million, compared to $111.6 million at September 30, 2010, a linked quarter decrease of $0.4 million, or 0.4%.

Gross loans receivable decreased to $593.7 million at December 31, 2010 from $602.3 million at December 31, 2009 a twelve month decrease of $8.6 million, or 1.4%.  SmartGrowth Loans decreased to $461.5 million at December 31, 2010, from $467.2 million at December 31, 2009, a twelve month decrease of $5.7 million, or 1.2%.

Commercial loan balances at December 31, 2010 amounted to $208.8 million, compared to $213.5 million at December 31, 2009 a twelve month decrease of $4.7 million, or 2.2%.  Consumer loan balances at December 31, 2010 amounted to $111.1 million, compared to $109.9 million at December 31, 2009 a twelve month increase of $1.2 million, or 1.1%.

Deposits

	Dec ‘10	Sep '10	Jun '10	Mar '10	Dec '09
SmartGrowth Deposits
Checking	$186,240	$173,206	$169,396	$177,174	$170,552
Money Market	55,557	60,246	62,643	68,763	80,034
Savings	169,326	166,734	160,567	149,233	128,254
Total SmartGrowth Deposits	$411,123	$400,186	$392,606	$395,170	$378,840
Time Deposits	172,316	179,169	185,496	191,573	196,651
Total Deposits	$583,439	$579,355	$578,102	$586,743	$575,491

    “Our SmartGrowth deposits increased both on a linked-quarter basis and over the past year and our cost of interest bearing liabilities decreased by 30 basis points,” said Little.  “This is consistent with our long-term SmartGrowth strategy.”

Three Month Growth.  Total deposits increased to $583.4 million at December 31, 2010, from $579.4 million at September 30, 2010, a linked quarter increase of $4.1 million or 0.7%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits increased $10.9 million to $411.1 million or 2.7% at December 31, 2010, from $400.2 million at September 30, 2010.

Checking account balances at December 31, 2010 increased $13.0 million, or 7.5%, to $186.2 million from $173.2 million at September 30, 2010

Twelve Month Growth. Total Deposits increased to $583.4 million at December 31, 2010, from $575.5 million at December 31, 2009, a twelve month increase of $7.9 million, or 1.4%.  Total SmartGrowth Deposits increased $32.3 million, or 8.5% from $378.8 million at December 31, 2009.

SmartGrowth Deposits amounted to 70.5% of total deposits as of December 31, 2010 compared to 65.8% at December 31, 2009

Checking account balances at December 31, 2010 increased 9.2% or $15.7 million in the past 12 months. Checking account balances now account for 31.9% of total deposits compared to 29.6% at December 31, 2009.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $753 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Dec.	Sep.	Jun.	Mar.	Dec.
	2010	2010	2010	2010	2009
Interest Income	$10,003	$10,163	$10,299	$10,374	$10,500
Interest Expense	2,542	2,728	2,969	2,940	3,067
Net Interest Income	7,461	7,435	7,330	7,434	7,433
Provision for Loan Losses	1,150	900	900	900	1,196
Net Interest Income after
Provision for Loan Losses	6,311	6,535	6,430	6,534	6,237
Non Interest Income	3,972	3,964	4,153	3,956	4,014
Non Interest Expense	7,583	7,732	7,877	7,980	7,641
Income Before Gain on Securities
and Sale of Loans	2,700	2,767	2,706	2,510	2,610
Gain(Loss) on Securities	--	(95)	--	(8)	(36)
Gain(Loss) on Sale of Loans	9	6	7	--	--
Income Taxes	885	831	892	802	841
Net Income	$1,824	$1,847	$1,821	$1,700	$1,733
Selected Financial Data
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.88	$0.89	$0.87	$0.81	$0.83
Diluted Earnings Per Common Share	$0.87	$0.88	$0.87	$0.80	$0.82
Annualized Return on Avg. Assets	0.96%	0.97%	0.95%	0.89%	0.91%
Annualized Return on Avg. Equity	9.36%	9.61%	9.60%	9.14%	9.37%
Annualized Return on Avg.
Tangible Equity (1)	9.84%	10.12%	10.12%	9.64%	9.90%
Yield on Interest Earning Assets	5.75%	5.84%	5.87%	5.99%	6.01%
Cost of Interest Bearing Liabilities	1.69%	1.79%	1.93%	1.91%	1.99%
Spread	4.06%	4.05%	3.94%	4.08%	4.02%
Net Interest Margin	4.29%	4.27%	4.18%	4.29%	4.26%
Non-Interest Income/Avg. Assets	2.09%	2.08%	2.16%	2.08%	2.11%
Non-Interest Expense/Avg. Assets	3.99%	4.06%	4.11%	4.20%	4.01%
Quarterly Net Charge-offs/Avg. Loans	0.08%	0.08%	0.05%	0.06%	0.04%
Weighted avg. shares Outstanding
Basic	2,068	2,074	2,083	2,100	2,098
Diluted	2,089	2,092	2,103	2,118	2,116
AVERAGE BALANCE SHEET DATA
Total Assets	$759,858	$761,191	$767,379	$759,908	$761,312
Earning assets	$696,304	$696,494	$701,756	$692,527	$698,268
Loans	$595,547	$597,024	$599,883	$600,554	$599,115
Interest-bearing deposits	$506,887	$509,572	$515,165	$511,521	$512,049
Total deposits	$579,902	$576,373	$583,576	$576,502	$576,534
Total stockholders’ equity	$77,923	$76,855	$75,859	$74,416	$73,977

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$77,923	$76,855	$75,859	$74,416	$73,977
Less average goodwill and other intangible assets,
net of related income taxes	3,670	3,673	3,689	3,705	3,687
Average Tangible Equity	$74,253	$73,182	$72,170	$70,711	$70,290

Net Income	1,824	1,847	1,821	1,700	1,733
Plus Amortization of core deposit
intangibles, net of related income taxes	_____3	_____5	5	5	____7
Net Income, as adjusted	$1,827	$1,852	$1,826	$1,705	$1,740

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Balance Sheet
(UNAUDITED)
	Dec. 2010	Sep. 2010	Jun. 2010	Mar. 2010	Dec. 2009
SmartGrowth Loans
Consumer	$111,139	$111,571	$110,855	$110,438	$109,899
Commercial	208,797	212,933	212,762	212,485	213,505
Home Equity	52,182	53,405	55,860	57,443	57,373
SmartMortgage Loans	89,389	86,959	86,624	86,677	86,462
Total SmartGrowth Loans	461,507	464,868	466,101	467,043	467,239
Mortgage Loans (owner occupied conforming)	132,224	131,023	131,590	133,478	135,048
	593,731	595,891	597,691	600,521	602,287
Allowance for Loan Losses	-9,953	-9,256	-8,830	-8,253	-7,744
Loans Receivable, Net	583,778	586,635	588,861	592,268	594,543

Cash and Securities	110,405	115,217	121,783	116,367	108,282
Goodwill and Other Intangibles	3,682	3,687	3,692	3,700	3,707
Foreclosed Real Estate	2,079	1,181	1,547	1,426	1,128
Other	53,757	54,804	49,601	49,874	49,604
TOTAL ASSETS	$753,701	$761,524	$765,484	$763,635	$757,264

SmartGrowth Deposits
Checking	$186,240	$173,206	$169,396	$177,174	$170,552
Money Market	55,557	60,246	62,643	68,763	80,034
Savings	169,326	166,734	160,567	149,233	128,254
Total Smart Growth Deposits	411,123	400,186	392,606	395,170	378,840
Time Deposits	172,316	179,169	185,496	191,573	196,651
Total Deposits	583,439	579,355	578,102	586,743	575,491

FHLB Advances	87,756	100,017	106,445	97,857	103,451
Other Liabilities	6,009	6,639	6,388	5,484	6,000
Stockholders’ Equity	76,497	75,513	74,549	73,551	72,322
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$753,701	$761,524	$765,484	$763,635	$757,264

Ratio of Equity to Assets	10.15%	9.92%	9.74%	9.63%	9.55%
Tangible Equity Ratio	9.71%	9.48%	9.30%	9.20%	9.07%
Risk-Based Capital Ratio	13.79%	13.52%	13.30%	12.91%	12.70%
Book Value per Common Share	$36.81	$36.19	$35.45	$35.02	$34.49
Tangible Book Value Per Common Share	$35.04	$34.43	$33.70	$33.27	$32.74
Non-performing Assets/Total Assets ALLL/Loans ALLL/NPLs	2.27%1.68%66.36%	2.06%1.55%63.92%	2.15%1.48%59.92%	2.27%1.37%52.18%	1.58%1.29%72.12%
Shares Outstanding (in thousands)	2,078	2,082	2,091	2,101	2,098

The amount was calculated using the following information:

Stockholders’ Equity	$76,497	$75,513	$74,549	$73,551	$72,322
Less goodwill and other Intangible
assets, net of related income taxes	-3,670	-3,673	-3,677	_-3,683	_-3,687
Tangible Stockholders’ Equity	$72,827	$71,840	$70,872	$69,868	$68,635

Total Assets	$753,701	$761,524	$765,484	$763,635	$757,264
Less goodwill and other Intangible
assets, net of related income taxes	-3,670	-3,673	-3,677	__-3,683	___-3,687
Total Tangible Assets	$750,031	$757,851	$761,807	$759,952	$753,577

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$18,140	--	0.00%	$1,015	5.59%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,585	45	0.24%	--	0.00%
All Other
Secured by First Liens	308,045	325	0.11%	3,678	1.19%
Secured by Junior Liens	10,840	(3)	-0.03%	102	0.94%
Multifamily (5+ Dwelling Units)	21,752	--	0.00%	791	3.64%
Nonresidential Property (Except Land)	91,411	--	0.00%	-	0.00%
Land	39,597	(1)	0.00%	5,478	13.83%
Consumer	20,076	(1)	0.00%	98	0.49%
Commercial	19,521	--	0.00%	5,380	27.56%
Subtotal – Real Estate Loans	$508,370	366	0.07%	$11,064	2.18%

Non-Real Estate Loans:
Commercial Loans	24,948	5	0.02%	898	3.60%
Consumer Loans:
Loans on Deposits	4,445	(2)	-0.04%	2	0.04%
Auto Loans	2,684	1	0.04%	7	0.26%
Mobile Home Loans	39,628	72	0.18%	497	1.25%
Other	13,613	11	0.08%	155	1.14%
Subtotal – Non Real Estate Loans	85,318	87	0.10%	1,559	1.83%

Gross Loans	$593,688	453	0.08%	$12,623	2.13%

Non-accruals	11,324
90 + Days Past Due	1,299
OREO & Foreclosed	2,129
Nonperforming Assets (Net)	$14,752

NPAs/Assets	1.96%
NPAs/(Loans + OREO)	2.48%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,310	102	0.48%	$1,066	5.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,530	51	0.28%	--	0.00%
All Other
Secured by First Liens	303,796	--	0.00%	4,765	1.57%
Secured by Junior Liens	11,048	(4)	-0.04%	88	0.80%
Multifamily (5+ Dwelling Units)	24,357	--	0.00%	886	3.64%
Nonresidential Property (Except Land)	85,718	257	0.30%	-	0.00%
Land	39,555	23	0.06%	5,440	13.75%
Consumer	20,044	--	0.00%	58	0.29%
Commercial	19,511	23	0.12%	5,382	27.58%
Subtotal – Real Estate Loans	$504,314	429	0.09%	$12,245	2.43%

Non-Real Estate Loans:
Commercial Loans	30,929	--	0.00%	27	0.09%
Consumer Loans:
Loans on Deposits	4,672	1	0.02%	27	0.58%
Auto Loans	2,716	3	0.11%	4	0.15%
Mobile Home Loans	40,094	20	0.05%	458	1.14%
Other	13,375	21	0.16%	90	0.67%
Subtotal – Non Real Estate Loans	91,786	45	0.05%	606	0.66%

Gross Loans	$596,100	474	0.08%	$12,851	2.16%

Non-accruals	12,390
90 + Days Past Due	461
OREO & Foreclosed	1,201
Nonperforming Assets (Net)	$14,052

NPAs/Assets	1.88%
NPAs/(Loans + OREO)	2.40%

Average Loan Balances & Yields	12/31/2010	12/31/2010	9/30/2010	9/30/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$351,121	5.81%	$347,706	5.88%	$3,415	-0.07%
Commercial	134,698	5.76%	137,636	5.80%	(2,938)	-0.04%
	485,819	5.80%	485,342	5.86%	477	-0.06%

Non-Real Estate Loans
Commercial	28,889	6.21%	30,980	6.27%	(2,091)	-0.06%
Consumer	80,839	9.29%	80,702	9.41%	137	-0.12%
	109,728	8.48%	111,682	8.54%	(1,954)	-0.06%

Total All Loans	$595,547	6.29%	$597,024	6.36%	$(1,477)	-0.07%

Average Loan Balances & Yields	12/31/2010	12/31/2010	12/31/2009	12/31/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$351,121	5.81%	$349,819	6.04%	$1,302	-0.23%
Commercial	134,698	5.76%	139,403	6.01%	(4,705)	-0.25%
	485,819	5.80%	489,222	6.03%	(3,403)	-0.23%

Non-Real Estate Loans
Commercial	28,889	6.21%	29,587	6.49%	(698)	-0.28%
Consumer	80,839	9.29%	80,306	9.32%	533	-0.03%
	109,728	8.48%	109,893	8.56%	(165)	-0.08%

Total All Loans	$595,547	6.29%	$599,115	6.50%	$(3,568)	-0.21%

Interest-bearing Liabilities: Linked Quarter Comparison

Average balances	12/31/2010	12/31/2010	9/30/2010	9/30/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$105,225	0.18%	$103,467	0.26%	$1,758	-0.08%	1.7%
Non-interest bearing Deposits	73,015	0.00%	66,808	0.00%	6,207	0.00%	9.3%
Checking Total	178,240	0.11%	170,275	0.16%	7,965	-0.05%	4.7%

Savings Accounts	167,291	0.60%	163,157	0.69%	4,134	-0.09%	2.5%
Money Market Accounts	58,559	0.35%	61,305	0.40%	(2,746)	-0.05%	-4.5%

Total Smart Growth Deposits	404,090	0.35%	$394,737	0.41%	9,353	-0.06%	2.4%

Time Deposits	175,947	2.53%	181,517	2.60%	(5,570)	-0.07%	-3.1%

Total Deposits	580,037	1.01%	$576,254	1.10%	3,783	-0.09%	0.7%

FHLB Advances	95,251	4.53%	100,831	4.52%	(5,580)	0.01%	-5.5%

Total Interest-bearing liabilities	$602,273	1.69%	$610,277	1.79%	$(8,004)	-0.10%	-1.3%

Non-interest bearing Deposits	$73,015	0.00%	$66,808	0.00%	$6,207	0.00%	9.3%

Interest-bearing Liabilities: Prior Year Comparison

Average balances	12/31/2010	12/31/2010	12/31/2009	12/31/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$105,225	0.18%	$102,103	0.47%	$3,122	-0.29%	3.1%
Non-interest bearing Deposits	73,015	0.00%	64,526	0.00%	8,489	0.00%	13.2%
Checking Total	178,240	0.11%	166,629	0.29%	11,611	-0.18%	7.0%

Savings Accounts	167,291	0.60%	118,486	0.98%	48,805	-0.38%	41.2%
Money Market Accounts	58,559	0.35%	86,776	0.40%	(28,217)	-0.05%	-32.5%

Total Smart Growth Deposits	404,090	0.35%	371,891	0.53%	32,199	-0.18%	8.7%

Time Deposits	175,947	2.53%	204,684	2.80%	(28,737)	-0.27%	-14.0%

Total Deposits	580,037	1.01%	576,575	1.34%	3,462	-0.33%	0.6%

FHLB Advances	95,251	4.53%	103,400	4.40%	(8,149)	0.13%	-7.9%

Total Interest-bearing liabilities	$602,273	1.69%	$615,449	1.99%	$(13,176)	-0.30%	-2.1%

Non-interest bearing Deposits	$73,015	0.00%	$64,526	0.00%	$8,489	0.00%	13.2%